UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2003

GEOCOM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 417 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 392-2898

Item 5. Other Events

On May 2, 2003 Geocom Resources Inc. (the "Corporation") entered into a formal agreement with TNR Resources Ltd. ("TNR") to acquire a 75% interest in the La Carolina Project in the Sierra San Luis Mountains of Central Argentina. The La Carolina Project comprises 1,318 hectares in the San Juan Province of Argentina, located 90 kilometers northeast of the provincial capital of San Luis. To earn its 75% interest, the Corporation must spend US$2,000,000 over four years on exploration and development at La Carolina. The Corporation must issue or arrange for transfer of 50,000 common shares to TNR upon formalization of the option agreement, and annually thereafter until its obligations have been met. Upon vesting its interest in the project, the Corporation and TNR will enter into a formal venture agreement to manage the development of the project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ Andrew B. Stewart

__________________________________
Andrew B. Stewart, Secretary and Director

Date: May 5, 2003.